UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 12, 2021, Regulus Therapeutics Inc. (the “Company”) announced a strategic prioritization of its next-generation candidate, RGLS8429, for the treatment of Autosomal Dominant Polycystic Kidney Disease (ADPKD). The Company recently completed the dosing period of in-life portion of the IND-enabling toxicity studies for RGLS8429, and anticipates submitting an Investigational New Drug application (IND) and initiating a phase 1 study in the second quarter of 2022. The Company’s previous ADPKD candidate, RGLS4326, will no longer be advanced.

Based on discussions with the U.S. Food and Drug Administration (FDA) and data from the second cohort of patients in the Phase 1b trial of RGLS4326 in ADPKD, the Company believes that a strategic prioritization of RGLS8429 represents a more judicious use of its resources, rather than continuing the development of RGLS4326, its first generation compound, based on FDA’s likely limitations on dose and duration of therapy.

With the completion of the dosing phase of the IND-enabling toxicity studies, the Company believes RGLS8429 has demonstrated a superior pharmacological profile, including absence of the off-target CNS effects that were seen with RGLS4326 at the top doses tested in chronic preclinical toxicology studies, as well as equal potency to RGLS4326 for its molecular target (miR-17) in both in-vitro and in-vivo efficacy studies. The Company expects to have a pre-IND meeting with FDA for RGLS8429 in late 2021 and plans for an IND submission and, subject to FDA clearance of the IND, initiation of a Phase 1 clinical study in the second quarter of 2022. Leveraging the learnings from the first-generation compound, coupled with the superior pharmacological profile of RGLS8429 in animal models, the Company’s Phase 1 plans include a single dose escalation study in healthy volunteers to enable a multi-dose study in ADPKD patients around the dose levels where robust clinical biomarker effects were demonstrated with RGLS4326. The Company anticipates reporting top-line biomarker data in the first cohort of RGLS8429 treated patients in early 2023.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the Company’s RGLS8429 program, including the potential sufficiency of the preclinical data required to support clinical studies, the expected timing for submitting an IND and initiating a Phase 1 clinical study, the expected timing for reporting topline data, and the timing and future occurrence of other preclinical and clinical activities. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and in the endeavor of building a business around such drugs, and the risk additional toxicology data may be negative . In addition, while the Company expects the COVID-19 pandemic to adversely affect its business operations and financial results, the extent of the impact on the Company’s ability to achieve its preclinical and clinical development objectives and the value of and market for its common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These and other risks are described in additional detail in the Company’s filings with the Securities and Exchange Commission, including under the “Risk Factors” heading of the Company’s most recently quarterly report on Form 10-Q. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: October 12, 2021	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer